TriNet Announces Third Quarter 2022 Results

8% Growth in Total Revenues to $1.2 Billion
21% Growth in Professional Service Revenues to $189 million
Net Income per Diluted Share of $1.22 and Adjusted Net Income per Diluted Share $1.64

DUBLIN, Calif. — October 25, 2022 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small and medium-size businesses, today announced financial results for the third quarter ended September 30, 2022. The third quarter highlights below include non-GAAP financial measures which are reconciled later in this release.
Third quarter highlights include:
•Total revenues increased 8% to $1.2 billion as compared to the same period last year.
•Professional service revenues increased 21% to $189 million as compared to the same period last year.
•Net income was $77 million, or $1.22 per diluted share, compared to net income of $77 million, or $1.16 per diluted share, in the same period last year.
•Adjusted Net Income was $104 million, or $1.64 per diluted share, compared to Adjusted Net Income of $87 million, or $1.31 per diluted share, in the same period last year.
•Adjusted EBITDA was $173 million, compared to Adjusted EBITDA of $132 million, in the same period last year.
•Average PEO WSEs increased 1% as compared to the same period last year, to approximately 352,000.
•Average HCM Users for the period was approximately 247,000.
•At September 30, 2022, TriNet had cash and cash equivalents of $454 million and total debt of $496 million.

“During the Third Quarter, TriNet delivered an expanded product line while achieving strong financial performance,” said Burton M. Goldfield, TriNet’s President and CEO. “We are enhancing our product offering to augment our PEO and HCM solutions at the request of our vibrant customer base. Through our acquisition of Clarus R&D and the launch of our TriNet Enrich product line, we were able to do just that.Clarus R&D enables customers to efficiently procure R&D tax credits, while TriNet Enrich allows customers to offer unique benefit offerings typically not available to SMBs. Ultimately, this creates lasting value for both our customers and shareholders”

Mr. Goldfield continued, “While we are not immune from the current economic uncertainty, TriNet will continue to innovate and operate in the best interests of all of our stakeholders. We remain focused on delivering strong financial performance, while investing in our business to drive long-term growth.”

Third Quarter and Full-Year 2022 Guidance
In addition to announcing our third quarter 2022 results, we provide our third quarter and full-year 2022 guidance. Non-GAAP financial measures are reconciled later in this release. Percentages reflect the increase or (decrease) from the prior year quarter and prior year end.

	Q4 2022		Full Year 2022
	Low	High	Low	High
Total Revenues	(2)%	—%	7%	8%
Professional Service Revenues	7%	10%	17%	18%
Insurance Cost Ratio	93.0%	97.0%	86.0%	85.0%
Diluted net income (loss) per share of common stock	$(0.47)	$0.07	$4.30	$4.85
Adjusted Net Income per share - diluted	$—	$0.50	$5.90	$6.40
Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the nine months ended September 30, 2022 with the U.S. Securities and Exchange Commission (SEC) and making it available at http://www.trinet.com today, October 25, 2022. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter results for 2022 and provide fourth quarter and full-year financial guidance for 2022. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: https://dpregister.com/sreg/10171809/f4a87c2629. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this website for approximately one year. A telephonic replay will be available for two weeks following the conference call at +1 (412) 317-0088 conference ID: 1522960.
About TriNet
TriNet provides small and medium-size businesses (SMBs) with full-service HR solutions tailored by industry. To free SMBs from HR complexities, TriNet offers access to human capital expertise, benefits, risk mitigation and compliance, payroll, all enabled by industry leading technology capabilities. TriNet’s suite of products also includes services and software-based solutions to help streamline workflows by connecting HR, Benefits, Employee Engagement, Payroll and Time & Attendance. From Main Street to Wall Street, TriNet empowers SMBs to focus on what matters most—growing their business and enabling their people. TriNet, incredible starts here. For more information, visit TriNet.com or follow us on Twitter.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: TriNet's financial guidance for the third quarter and full-year 2022 and the underlying assumptions, the value to customers and shareholders of TriNet's product offerings, including Clarus R&D and TriNet enrich, TriNet's financial performance and long-term growth, and the extent, length and growth impact of current economic uncertainty. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” "guidance," “impact,” “intend,” “may,” “plan,” "predict," “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. Examples of forward-looking statements include, among others, TriNet’s expectations regarding the impact of its enhanced product offerings, the acquisition of Clarus R&D and the launch of TriNet Enrich on its customers and shareholders and TriNet's expectation regarding its future financial performance, and long-term growth in light of current economic uncertainty. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: the economic, health and business disruption caused by the COVID-19 pandemic; the impact of the COVID-19 pandemic on our clients and prospects, insurance costs and operations; the impact of the COVID-19 pandemic on the laws and regulations that impact our industry and clients; our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by worksite employees; our ability to mitigate the business risks we face as a co-employer; the effects of volatility in the financial and economic environment on the businesses that make up our client base and the concentration of our clients in certain geographies and industries; loss of clients for reasons beyond our control; the short-term contracts we typically use with our clients; the impact of regional or industry-specific economic and health factors on our operations; the impact of failures or limitations in the business systems we rely upon; the impact of our client Recovery Credit Programs, including our 2021 and 2022 Credit Programs; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to improve our services and technology to satisfy regulatory requirements and meet the expectations of our clients and manage client attrition; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational processes; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks and security breaches; our ability to secure our information technology infrastructure and our confidential, sensitive and personal information; our ability to comply with constantly evolving data privacy and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to be recognized as an employer of worksite employees under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; our ability to comply with the laws and regulations that govern PEOs and other similar industries; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operations and stock price due to factors outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; our ability to comply with the restrictions of our credit facility and meet our debt obligations; and the impact of concentrated ownership in our stock. Any of these factors could cause our actual results to differ materially from our anticipated results.

Further information on risks that could affect TriNet’s results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Alex.Bauer@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(925) 965-8441

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share and Operating Metrics data)	2022	2021	% Change	2022	2021	% Change
Income Statement Data:
Total revenues	$1,241	$1,148	8%	$3,659	$3,308	11%
Operating income	120	105	14	443	364	22
Net income	77	77	—	307	269	14
Diluted net income per share of common stock	1.22	1.16	5	4.81	4.03	19
Non-GAAP measures (1):
Adjusted EBITDA	173	132	31	576	449	28
Adjusted Net income	104	87	20	378	302	25
Operating Metrics:
Insurance Cost Ratio	83%	86%	(3)%	82%	84%	(2)%
Average WSEs	351,888	347,502	1	348,833	333,839	4
Total WSEs at period end	351,839	351,267	—	351,839	351,267	—
Average HCM Users	247,375	N/A	N/A	250,731	N/A	N/A
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

(in millions)	September 30, 2022	December 31, 2021	% Change
Balance Sheet Data:
Working capital	$444	700	(37)%
Total assets	3,079	3,309	(7)
Debt	496	495	—
Total stockholders’ equity	856	881	(3)

	Nine Months Ended September 30,
(in millions)	2022	2021	% Change
Cash Flow Data:
Net cash provided by (used in) operating activities	$76	$(16)	(575)%
Net cash used in investing activities	(205)	(145)	41
Net cash provided by (used in) financing activities	(392)	20	(2,060)
Non-GAAP measure (1):
Corporate Operating Cash Flows	436	334	31
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except per share data)	2022	2021	2022	2021
Professional service revenues	$189	$156	$565	$465
Insurance service revenues	1,052	992	3,094	2,843
Total revenues	1,241	1,148	3,659	3,308
Insurance costs	872	851	2,547	2,400
Cost of providing services	79	61	225	191
Sales and marketing	72	56	179	147
General and administrative	63	52	165	128
Systems development and programming	18	12	54	36
Depreciation and amortization of intangible assets	17	11	46	42
Total costs and operating expenses	1,121	1,043	3,216	2,944
Operating income	120	105	443	364
Other income (expense):
Interest expense, bank fees and other	(22)	(5)	(33)	(15)
Interest income	5	3	8	6
Income before provision for income taxes	103	103	418	355
Income taxes	26	26	111	86
Net income	$77	$77	$307	$269
Other comprehensive income/(loss), net of income taxes	7	(2)	(4)	(3)
Comprehensive income	$84	$75	$303	$266
Net income per share:
Basic	$1.23	$1.17	$4.85	$4.08
Diluted	$1.22	$1.16	$4.81	$4.03
Weighted average shares:
Basic	62	66	63	66
Diluted	63	67	64	67

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$454	$612
Investments	95	135
Restricted cash, cash equivalents and investments	837	1,195
Accounts receivable, net	9	15
Unbilled revenue, net	363	324
Prepaid expenses, net	63	67
Other current assets	144	91
Total current assets	1,965	2,439
Restricted cash, cash equivalents and investments, noncurrent	151	166
Investments, noncurrent	142	168
Property, equipment and software, net	90	79
Operating lease right-of-use asset	38	42
Goodwill	462	294
Other intangible assets, net	103	6
Other assets	128	115
Total assets	$3,079	$3,309
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$122	$86
Client deposits and other client liabilities	54	97
Accrued wages	413	369
Accrued health insurance costs, net	165	174
Accrued workers' compensation costs, net	55	55
Payroll tax liabilities and other payroll withholdings	677	929
Operating lease liabilities	15	11
Insurance premiums and other payables	20	18
Total current liabilities	1,521	1,739
Long-term debt, noncurrent	496	495
Accrued workers' compensation costs, noncurrent, net	129	135
Deferred taxes	29	11
Operating lease liabilities, noncurrent	41	41
Other non-current liabilities	7	7
Total liabilities	2,223	2,428
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	878	808
Retained earnings (Accumulated deficit)	(17)	74
Accumulated other comprehensive loss	(5)	(1)
Total stockholders’ equity	856	881
Total liabilities and stockholders’ equity	$3,079	$3,309

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(in millions)	2022	2021
Operating activities
Net income	$307	$269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72	63
Amortization of ROU asset, lease modification and impairment	15	10
Stock based compensation	46	37
Deferred income taxes	1	$—
Provision for doubtful accounts	1	—
Loss from sales and impairments of investments	18	—
Loss from dispositions of assets	3	—
Other	2	4
Changes in operating assets and liabilities:
Accounts receivable, net	10	10
Unbilled revenue, net	(38)	(59)
Other assets and prepaid expenses, net	(83)	(44)
Accounts payable and other liabilities	5	16
Client deposits and other client liabilities	(43)	$(14)
Accrued wages	40	246
Accrued health insurance costs, net	(10)	(10)
Accrued workers' compensation costs, net	(5)	(6)
Payroll taxes payable and other payroll withholdings	(252)	(528)
Operating lease liabilities	(13)	(10)
Net cash provided by (used in) operating activities	76	$(16)
Investing activities
Purchases of marketable securities	(337)	(348)
Proceeds from sale and maturity of marketable securities	390	232
Purchases of property and equipment	(39)	(29)
Acquisition of subsidiaries, net of cash acquired	(219)	—
Net cash used in investing activities	(205)	(145)
Financing activities
Repurchase of common stock	(383)	(94)
Proceeds from issuance of common stock	6	6
Awards effectively repurchased for required employee withholding taxes	(15)	(13)
Payment of long-term financing fees and debt issuance costs	—	(9)
Proceeds from issuance of 2029 Notes	—	500
Repayment of debt	—	(370)
Net cash provided by (used in) financing activities	(392)	20
Net decrease in cash and cash equivalents, unrestricted and restricted	(521)	(141)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	$1,738	$1,643
End of period	$1,217	$1,502

Supplemental disclosures of cash flow information
Interest paid	$18	$11
Income taxes (refund) paid, net	$60	$83

FINANCIAL STATEMENTS
Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA	• Net income, excluding the effects of:
- income tax provision,
- interest expense, bank fees and other,
- depreciation,
- amortization of intangible assets,
- stock based compensation expense,
- amortization of cloud computing arrangements, and
- transaction and integration costs.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-recurring costs, such as transaction and integration costs, and non-cash charges, such as depreciation and amortization, stock-based compensation, and certain impairment charges recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to total revenues.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate (1),
- stock based compensation,
- amortization of intangible assets, net,
- non-cash interest expense (2),
- transaction and integration costs, and
- the income tax effect (at our effective tax rate (1) of these pre-tax adjustments.
• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-recurring costs and non-cash charges.

Corporate Operating Cash Flows	• Net cash provided by (used in) operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits and other client liabilities, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).	• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.

(1)     Non-GAAP effective tax rate is 25.5% for the third quarters of 2022 and 2021, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.
(2)    Non-cash interest expense represents amortization and write-off of our debt issuance costs and loss on a terminated derivative.

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures
The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Net income	$77	$77	$307	$269
Provision for income taxes	26	26	111	86
Stock based compensation	16	13	46	37
Interest expense, bank fees and other (1)	22	5	33	15
Depreciation and amortization of intangible assets	17	11	46	42
Amortization of cloud computing arrangements	1	—	3	—
Transaction and integration costs	14	—	31	—
Adjusted EBITDA	$173	$132	$577	$449
Adjusted EBITDA Margin	14.0%	11.5%	15.7%	13.6%
(1)    Interest expense, bank fees and other includes $17M of realized investments losses on sales and impairments related to AFS securities.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
Net income	$77	$77	$307	$269
Effective income tax rate adjustment	—	—	4	(4)
Stock based compensation	16	13	46	37
Amortization of intangible assets	5	1	13	11
Non-cash interest expense	1	—	1	3
Transaction and integration costs	14	—	31	—
Income tax impact of pre-tax adjustments	(9)	(4)	(24)	(14)
Adjusted Net Income	$104	$87	$378	$302
GAAP weighted average shares of common stock - diluted	63	67	64	67
Adjusted Net Income per share - diluted	$1.64	$1.31	$5.94	$4.51
The table below presents a reconciliation of net cash provided by (used in) operating activities to Corporate Operating Cash flows:

	Nine Months Ended September 30,
(in millions)	2022	2021
Net cash provided by (used in) operating activities	$76	$(16)
Less: Change in WSE related other current assets	(101)	(50)
Less: Change in WSE related liabilities	(259)	(300)
Net cash provided by (used in) operating activities - WSE	$(360)	$(350)
Net cash provided by operating activities - Corporate	$436	$334

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures for the fourth quarter and full-year 2022 guidance.
Low and high percentages represent increases (decreases) from the same period in the previous year and excludes transaction and integration cost percentages as there is no comparative amount in the fourth quarter and full year of 2021, respectively, and no percentages can be provided. Adjusted Net Income excludes transaction and integration costs for 2022.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Q4 2021	Q4 2022 Guidance		FY 2021	Year 2022 Guidance
(in millions, except per share data)	Actual	Low	High	Actual	Low	High
Net income	$69	(143)%	(93)%	$338	(18)%	(8)%
Effective income tax rate adjustment	(6)	(160)	(100)	(10)	(182)	(152)
Stock based compensation	13	39	39	50	29	29
Amortization of intangible assets	1	426	426	12	55	55
Non-cash interest expense	—	—	—	3	(61)	(61)
Income tax impact of pre-tax adjustments	(3)	159	159	(17)	97	97
Adjusted Net Income	$74	(99)%	(57)%	$376	1%	9%
GAAP weighted average shares of common stock - diluted	67			67
Adjusted Net Income per share - diluted	$1.13	$—	$0.50	$5.64	$5.90	$6.40